UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2022

STORE Capital Corporation

(Exact name of registrant as specified in its charter)

Maryland	001-36739	45-2280254
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8377 East Hartford Drive, Suite 100

Scottsdale, AZ 85255

(Address of Principal Executive Offices, Including Zip Code)

(480) 256-1100

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	STOR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

New Unsecured Term Loan.

On April 28, 2022 (the “Effective Date”), STORE Capital Corporation, a Maryland corporation (the “Company”), entered into a senior unsecured Term Loan Agreement (the “Term Loan Agreement”), with certain banks and other lenders, including KeyBank National Association, as administrative agent; KeyBanc Capital Markets, Inc., Regions Capital Markets and Capital One, National Association as joint lead arrangers; and Regions Bank N.A. and Capital One, National Association, as syndication agents.

Key Terms.

Under the Term Loan Agreement, the Company obtained a senior unsecured term loan in the amount of $600 million, which was provided in two separate tranches: a $400 million tranche that matures on the fifth anniversary of the Effective Date (the “Tranche A-1 Term Loan”) and a $200 million tranche that matures on the seventh anniversary of the Effective Date (the “Tranche A-2 Term Loan” and, together with the Tranche A-1 Term Loan, the “Term Loans” and, each, a “Term Loan”). The Term Loan Agreement includes an incremental borrowing feature that allows the Company to request that the Term Loans be increased by up to an aggregate of $100 million for a maximum principal amount of $700 million, which increases may be in the form of increases in the aggregate amount of any tranche of Term Loans or additional tranches of term loans to be established under the Term Loan Agreement.

Interest.

Under the Term Loan Agreement, amounts outstanding under the Term Loan will bear interest at a floating rate equal to, at the Company’s option, either (a) the Base Rate, which is a floating rate equal to the greater of (i) the administrative agent’s base lending rate, (ii) the Federal Funds rate plus 0.50%, or (iii) one month Term SOFR plus 1.0%, (b) Term SOFR or (c) Daily Simple SOFR plus, in the case of Term SOFR loans and Daily Simple SOFR loans, an adjustment of 0.10% and, in the case of either Base Rate or SOFR loans, a credit spread ranging from 0.00% to 0.60% (in the case of Tranche A-1 Base Rate loans), 0.25% to 1.20% (in the case of Tranche A-2 Base Rate loans), 0.75% to 1.60% (in the case of Tranche A-1 SOFR loans) or 1.25% to 2.20% (in the case of Tranche A-2 SOFR loans), depending on the Company’s credit rating.

In connection with entering into the Term Loans, the Company effectively converted the floating rates to a weighted average fixed rate of 3.68% for the term of the Term Loans through the use of interest rate swaps.

Payment.

All accrued and unpaid interest on the outstanding principal amount of the Term Loans are to be payable (a) monthly in arrears on the first day of each month, commencing with the first full calendar month occurring after the Effective Date, and (b) on any date on which the principal balance of such loan is due and payable in full (whether at maturity, due to acceleration or otherwise). The Company will repay the aggregate outstanding amount of each Term Loan then unpaid, together with all interest accrued and unpaid thereon, on the applicable maturity date for such tranche. There is no required amortization of the Term Loans prior to maturity. In addition, the Term Loan Agreement includes a mechanism whereby the Company may opt into an alternate applicable margin framework for its SOFR loans and Base Rate loans by complying with sustainability metric procedures agreed to by the Company and the administrative agent.

The Company may prepay or repay the principal of the Tranche A-1 Term Loan at any time without premium or penalty. Upon any prepayment or repayment of any principal of the Tranche A-2 Term Loan on or before the second anniversary of the Effective Date, the Company must pay a prepayment fee in an amount equal to (a) 2.00% of the outstanding principal amount of such Tranche A-2 Term Loan being prepaid or repaid, if such prepayment or repayment occurs on or prior to the one (1) year anniversary of the Effective; or (b) 1.00% of the outstanding principal amount of such Tranche A-2 Term Loan being prepaid or repaid, if such prepayment or repayment occurs after the first anniversary date, but on or before the second anniversary of the Effective Date. There is no fee payable in connection with the prepayment or repayment of the Tranche A-2 Term Loan after the second anniversary date.

Covenants and Other Matters.

The Term Loan Agreement contains certain usual and customary affirmative and negative covenants, including financial covenants such as (a) maximum total leverage, maximum secured indebtedness and maximum unsecured indebtedness ratios, and (b) minimum fixed charge coverage and unencumbered interest coverage. Events of default under the Term Loan Agreement include customary events such as a cross-default provision with respect to other material debt and upon a change of control.

The foregoing description of the Term Loan Agreement does not purport to be complete and is qualified in its entirety by the full text of the Term Loan Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03 of this Current Report on Form 8-K.

Item 7.01	Regulation FD Disclosure.

On April 28, 2022, the Company issued a press release announcing the Company’s execution of the Term Loan Agreement. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference. The information set forth in this Item 7.01 and in the attached Exhibit 99.1 is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Description

10.1	Term Loan Agreement, dated April 28, 2022

99.1	Press Release, dated April 28, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STORE Capital Corporation

Dated: April 28, 2022

	By:	/s/ Chad A. Freed
Chad A. Freed
Executive Vice President - General Counsel